The Clorox Company News Release

Clorox Updates Investment Community on Centennial Strategy to Drive Long-term Growth

OAKLAND, Calif., June 11, 2009 – The Clorox Company (NYSE: CLX) today provided an update on its long-term strategic growth plan during a Clorox Analyst Day event in New York. The Centennial Strategy, named for Clorox’s milestone anniversary in 2013, is focused on achieving double-digit annual growth in economic profit, defined as the profit a company generates above the cost of paying for assets used to run the business.

“I feel very good about the substantial progress we’ve made on our Centennial Strategy over the past two years,” said Chairman and CEO Don Knauss. “We articulated our mission and established our ‘true north’ objective to deliver double-digit annual economic profit. We made important decisions about where to compete, such as entering the natural personal care and natural cleaning products categories. We remain focused on delivering significant cost savings. We dialed up our focus on winning in our categories by driving demand creation and building consumer loyalty. And we’re streamlining our operating model to become more effective and efficient.”

Clorox reports progress in key focus areas

Knauss and members of the company’s senior management team highlighted key accomplishments in the four areas that make up the Centennial Strategy, which Clorox introduced in May 2007:

Be a high-performance organization of enthusiastic owners

Clorox’s first strategy focuses on operational effectiveness. In 2007, the company began to update its operating model to drive more effective and efficient execution. In 2009, Clorox introduced a simplified leadership structure with clearer roles and accountability for decision making. This “corporate center,” made up of the executive committee and people/culture, strategy and operating teams, is aimed at clarifying and simplifying the overall governance of the company, ensuring unique accountabilities, increasing its multinational approach, and promoting collaboration.

“I believe this operating model will enable better and faster execution of our strategy choices to build brands and gain market share profitably,” Knauss said. “First and foremost, it strengthens the role of our strategic business units as the drivers of value creation, and requires clear processes by which they contract with our functions for demand creation, demand fulfillment and other services.”

Win with superior capabilities in Desire, Decide and Delight (the “3Ds”)

The second strategy focuses on driving demand creation and building consumer lifetime loyalty through the “3Ds,” key points in time when a consumer makes a choice about the company’s products.

Desire is about integrated prepurchase communications that increase consumers’ awareness about how The Clorox Company brands meet their needs. Since the Centennial Strategy was introduced, Clorox has maintained ad spending at its targeted rate of 9-10 percent of sales. “Over the past four years, we have increased spending in actual dollars, despite significant increases in commodity costs,” said Larry Peiros, executive vice president and chief operating officer – Clorox North America. “We’ve also integrated marketing messages to ensure consistency across marketing vehicles – from traditional television advertising to the Internet and even in stores.”

Decide is about winning at the store shelf – where most purchasing decisions are made – through superior packaging and continued investment in value-creating service capabilities that fuel growth for Clorox and its retail customers. In 2009, Clorox was again named among the top 10 retail suppliers out of the 85 manufacturers ranked on Cannondale Associates’ PoweRanking Survey. Clorox was one of only three companies to improve its ranking in all eight categories compared to last year, according to Frank Tataseo, executive vice president – Strategy & Growth, Bags & Wraps and Away From Home. “We believe this recognition reflects our commitment to providing services our retail partners value,” Tataseo said.

Delight is about continuing to offer high-quality, consumer-preferred products so consumers will keep coming back to the company’s brands. Tataseo said Clorox has increased the portion of its sales from products with 60/40 consumer preferences on internal benchmarks from less than 10 percent in fiscal 2004 to more than 40 percent in fiscal 2009.

Accelerate growth in and beyond the core

The third strategy is about reshaping the company’s portfolio to increase sales growth. Beth Springer, executive vice president – International and natural personal care, highlighted key accomplishments in this area. According to Springer, Clorox has been able to accelerate sales growth by capitalizing on consumer “megatrends” such as health and wellness and environmental sustainability. “We’ve established a leadership position in natural categories with the acquisition of Burt’s Bees® natural personal care products, the launch of Green Works® natural cleaners and repositioning the Brita® brand to deliver on the need for more sustainable alternatives to bottled water,” she said.

The company also strengthened its core International business through the acquisition of bleach businesses in fiscal 2007 in Canada and Latin America, the extension of the Poett® and Mistolin® cleaning brands into the air freshener category, and continued growth of its franchise of scented cleaners.

Relentlessly drive out waste

The fourth strategy is about reducing waste to lower costs and increase productivity. The company has consistently delivered cost savings ahead of its annual target of $80 million to $90 million. “In fiscal 2009, we anticipate generating cost savings of $115 million to $120 million, on top of annual cost savings averaging over $100 million in each of the prior seven years,” said Dan Heinrich, executive vice president – chief financial officer. “This strong history of cost savings, combined with moderating commodity input costs, is the primary reason we are targeting annual EBIT (earnings before interest and taxes) margin growth in the range of 75-100 basis points through fiscal 2013.”

Clorox confident strategy will drive growth and shareholder value; updates tactics

Knauss said he believes the Centennial Strategy is still appropriate. “We remain confident that we have the right strategy to drive long-term growth and shareholder value,” he said. “Our brands are well aligned with consumer and retailer trends. We believe that our recent margin improvements are sustainable and our business model positions us to win in any economic environment.”

Looking ahead through fiscal 2013, Clorox said it is updating its tactics, with a focus on three areas:

First is to deliver further growth through an ongoing focus on consumer megatrends. Clorox will continue to concentrate on health and wellness, sustainability and a more multicultural marketplace, while shifting its focus from the convenience megatrend to affordability. “We are in a severe global recession. Consumers are increasingly focused on value, and we expect this trend to continue even after the economy recovers,” said Knauss, who added that the company also plans to allocate core brand spending based on economic profit margin and continue building out its natural product platforms.

Knauss also noted that value is not just about price, but also product quality and consumer perceptions. He highlighted Hidden Valley® salad dressing as an example. “Despite a significant price premium to the competition, Hidden Valley® dressings delivered all-time record volume and continued to grow share in our third quarter,” Knauss said. “This brand’s strength is due to great-tasting products consumers love, and strong and effective advertising support.”

Second is to build market share through innovation and value management. Clorox plans to increase its brand-building investment and will continue targeting at least 2 percentage points of annual incremental sales growth from innovation. “We’re excited about our innovation pipeline over the next three years,” Peiros said. “In particular, we are prioritizing major product improvements on key growth brands. We expect many of these improvements to generate substantial consumer benefit with little incremental cost – and, in some cases, actual cost savings.”

In fiscal 2010, the company plans four major brand improvements. One of these improvements is a Kingsford® charcoal briquet that lights more easily than the current product and reaches cooking temperature faster. Another is a Glad® ForceFlex® trash bag that grips the top of the trash can and stays in place. The company said it will enhance consumer value by holding prices of both products at current levels. The other brand improvements will be announced during fiscal 2010.

Clorox will also focus on driving gains at store shelves by continuing to invest in category advisory services, working with retail partners and optimizing trade-promotion spending.

Third is to drive margin expansion and maximize cash flow through implementation of the operating model, a continued robust cost-saving program and maintaining price increases the company has taken. Clorox has a strong track record of disciplined management of capital expenditures and working capital, and converting sales into free cash flow, which is used to enhance shareholder value. In a separate press release today, the company announced a 9 percent increase in its quarterly dividend. Total annual dividends paid to Clorox shareholders have increased each year since 1977.

Replay of meeting webcast

A replay of the webcast will be archived in the Investors section of the company’s Web site at www.TheCloroxCompany.com.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with fiscal year 2008 revenues of $5.3 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® natural cleaners, Armor All® and STP® auto-care products, Fresh Step® and Scoop Away® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration systems, Glad® bags, wraps and containers, and Burt’s Bees® natural personal care products. With approximately 8,300 employees worldwide, the company manufactures products in more than two dozen countries and markets them in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $73.4 million to nonprofit organizations, schools and colleges. In fiscal 2008 alone, the foundation awarded $3.7 million in cash grants, and Clorox made product donations valued at $5.3 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-looking statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash outflows, plans, objectives, expectations, growth, or profitability, are forward looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward looking statements. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended June 30, 2008, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to, the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, agricultural commodities and other raw materials; increases in energy costs; unfavorable general economic and marketplace conditions and events, including consumer confidence and consumer spending levels, the rate of economic growth, the rate of inflation, and the financial condition of our customers and suppliers; interest rate and foreign currency exchange rate fluctuations; unfavorable political conditions in international markets and risks relating to international operations; consumer and customer reaction to price increases; risks relating to acquisitions, mergers and divestitures; the ability of the company to implement and generate expected savings from its programs to reduce costs, including its supply chain restructuring and operating model changes; the success of the company’s previously announced Centennial Strategy; the need for any additional restructuring or asset-impairment charges; the company’s ability to achieve the projected strategic and financial benefits from the Burt’s Bees acquisition; customer-specific ordering patterns and trends; competitive actions; changes in the company’s tax rate; supply disruptions or any future supply constraints that may affect key commodities or product inputs; risks inherent in sole-supplier relationships; risks related to customer concentration; risks arising out of natural disasters; risks related to the handling and/or transportation of hazardous substances, including but not limited to chlorine; risks inherent in litigation; the Company’s ability to maintain its business reputation and the reputation of its brands; the impact of the volatility of the debt markets on the company’s access to funds, including its access to commercial paper and its credit facility; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers; the ability to manage and realize the benefit of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreement relating to the provision of information technology and related services by a third party; the conversion of any information systems; the success of new products; risks relating to changes in the company’s capital structure; and the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies. Declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management’s expectations, or increases in debt or changes in credit ratings, or otherwise, could adversely affect the company’s earnings.

The company’s forward looking statements in this report are based on management’s current views and assumptions regarding future events and speak only as of their dates. Investors are cautioned not to place undue reliance on any such forward looking statements. The company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media relations

Dan Staublin 510-271-1622, dan.staublin@clorox.com

Investor relations

Li-Mei Johnson 510-271-3396, li-mei.johnson@clorox.com

Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com